Exhibit 5.2

201 ST. CHARLES AVENUE NEW ORLEANS, LOUISIANA 70170-5100 504-582-8000 FAX 504-582-8583 www.joneswalker.com

April 29, 2016

Conn’s Inc.

4055 Technology Forest Boulevard, Suite 210

The Woodlands, Texas 77381

Ladies and Gentlemen:

We have acted as Louisiana counsel to CAI Credit Insurance Agency, Inc., a Louisiana corporation (the “Louisiana Guarantor”), in connection with the Registration Statement on Form S-3 filed on April 29, 2016 (the “Registration Statement”) by Conn’s Inc., a Delaware corporation (the “Company”), the Louisiana Guarantor and the additional registrants named therein with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of the following securities, which together shall have an aggregate offering price not to exceed $500,000,000: (i) such indeterminate number of shares of the Company’s common stock (the “Common Stock”); (ii) such indeterminate number of shares of the Company’s preferred stock (the “Preferred Stock”); (iii) such indeterminate principal amount of senior debt securities of the Company (the “Senior Debt Securities”); (iv) such indeterminate principal amount of subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) such indeterminate number of warrants of the Company (the “Warrants”) to purchase the Common Stock, Preferred Stock or Debt Securities; (vi) such indeterminate number of rights to purchase the Common Stock, Preferred Stock, Warrants or Debt Securities; (vii) such indeterminate amount of stock purchase contracts; (viii) such indeterminate amount of depositary shares; (ix) such indeterminate number of units that including any combination of the securities listed in items (i) through (viii) above; and (x) guarantees of the Debt Securities (the “Guarantees”).

Any Senior Debt Securities are to be issued under an indenture to be entered into among the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), a form of which is attached to the Registration Statement as Exhibit 4.7, and, if applicable, one or more supplemental indentures thereto (the “Senior Indenture”). Any Subordinated Debt Securities are to be issued under an indenture to be entered into among the Company, the Guarantors and the Trustee, a form of which is attached to the Registration Statement as Exhibit 4.8, and, if applicable, one or more supplemental indentures thereto (the “Subordinated Indenture” and, together with the Senior Indenture, collectively, the “Indentures” and individually, the “Indenture”).

In connection with the opinion set forth below, we have examined originals or certified copies of (a) the Registration Statement; (b) the form of each Indenture; (c) the articles of incorporation and bylaws of the Louisiana Guarantor (the “Organizational Documents”); (d) a certificate of good standing for the Louisiana Guarantors issued by the Louisiana Secretary of State dated as of April 29, 2016; and (e) certain resolutions of the board of directors of the Louisiana Guarantor dated as of April 29, 2016. We also have made such investigations of law and examined originals or copies of such other documents

ALABAMA • ARIZONA • CALIFORNIA • DISTRICT OF COLUMBIA • FLORIDA • GEORGIA • LOUISIANA • MISSISSIPPI • NEW YORK • OHIO • TEXAS
Louisiana Guarantor Opinion

and records as we have deemed necessary and relevant as a basis for the opinion hereinafter expressed. With your approval, we have relied as to certain matters on information and certificates obtained from public officials, officers of the Louisiana Guarantor and other sources believed by us to be responsible. In the course of the foregoing investigations and examinations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies, (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us and (iii) the legal capacity and competency of all natural persons.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Louisiana Guarantor has been duly incorporated and is an existing corporation in good standing under the laws of the State of Louisiana.

2. The execution and filing with the Commission of the Registration Statement have been duly authorized by all necessary corporate action on the part of the Louisiana Guarantor.

3. The Louisiana Guarantor has the corporate power and authority to authorize the form and terms of, and the performance, issuance and sale by the Louisiana Guarantor of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the applicable Indenture as contemplated by the Registration Statement.

4. The execution, delivery and performance of an Indenture and the issuance and sale of any Guarantee by the Louisiana Guarantor will be duly authorized by all necessary corporate action when (a) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of the applicable Indenture and authorized by all necessary corporate, limited liability company or partnership action, as applicable, of the Company and the applicable Guarantors; and (b) the series of Debt Securities to which the Guarantees relate shall have been duly issued by the Company.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any Guarantee: (a) at the time any Debt Securities or Guarantees are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto will be effective and will comply with all applicable laws; (b) at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and the Guarantees offered thereby and will comply with all applicable laws; (c) any Debt Securities and Guarantees will be issued and sold in the manner stated in the Registration Statement and the prospectus supplement relating thereto; (d) at the Relevant Time, the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and Statement of Eligibility on Form T-1 shall have been properly filed with the Commission; (e) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities and Guarantees offered or issued will have been duly authorized by all necessary corporate, limited liability company or partnership action of the Company and the applicable Guarantors and duly executed and delivered by the Company, the applicable Guarantors and the other parties thereto; (f) the execution, delivery and performance by the Louisiana Guarantor of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by the Louisiana Guarantor of the applicable Indenture and the Guarantee will not (i) contravene or violate the Organizational Documents of the Louisiana Guarantor, or any law, rule or regulation applicable to the Louisiana Guarantor, (ii) result in a default under or breach of any agreement or instrument binding upon the Louisiana Guarantor, or any

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order, judgment or decree of any court or governmental authority applicable to the Louisiana Guarantor, or (iii) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (g) the authorization by the Louisiana Guarantor of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Louisiana Guarantor, as described above, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents; (h) the applicable Indenture will not have been modified or amended (other than by a supplemental indenture establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and (i) the Organizational Documents of the Louisiana Guarantor and the resolutions of the board of directors of the Louisiana Guarantor, each as currently in effect, will not have been modified or amended and will be in full force and effect.

The opinions expressed herein are limited to the laws of the State of Louisiana, and we express no opinion as to the laws of any other jurisdiction (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Louisiana, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provisions relating to rights to indemnification or contribution. No opinions are expressed herein as to matters governed by laws pertaining to the Louisiana Guarantor solely because of the business activities of such entity which are not applicable to business entities generally. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. In no way limiting the generality of the foregoing, we express no opinion concerning the enforceability of the Indenture, the Debt Securities or the Guarantees.

This letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This letter speaks only as of the date hereof. We assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise.

Our opinions are furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without prior written permission.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Walker LLP

Jones Walker LLP

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